UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

PREDICTIVE TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-56008	90-1139372
(Commission File Number)	(IRS Employer Identification No.)

2735 E. Parleys Way, Suite 205, Salt Lake City, Utah	84109
(principal executive offices)	(Zip Code)

+1 (888) 407-9761
(registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PRED	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.  Item 5.02-Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 01, 2021, Jacob Easdale resigned as the Chief Accounting Officer of Predictive Technology Group, Inc., acting as Chief Financial Officer, and its subsidiaries (the “Company”).  Such resignation to be effective immediately. Mr. Easdale will assist in the transition of the Chief Financial Officer role and continue in a consulting capacity, if necessary. Mr. Easdale’s departure is not due to a dispute or disagreement with the Company.

In the interim, the Board of Directors has appointed Mr. Bradley Robinson as Interim Chief Financial Officer of Predictive Technology Group, Inc., and its subsidiaries effective October 01, 2021. Prior to this interim CFO appointment, Mr. Robinson maintains his positions as Chief Executive Officer and Director with the Company. The Board continues its active search for a permanate Chief Financial Officer.

The Company did not enter or amend any agreements with Mr. Robinson, and no compensatory grants or awards were made to Mr. Robinson in connection with his appointment as Interim Chief Financial Officer. There are no family relationships between Mr. Robinson and any of our directors or executive officers

Mr. Robinson has over 25 years of both public and private corporate experiences and has the necessary acumen to be the Company’s interim Chief Financial Officer.

Item 9.  Item 9.01-Financial Statements and Exhibits.

(a) Financial statements of business acquired.  Not applicable.

(b) Pro forma financial information.  Not applicable.

(c) Shell company transactions.  Not applicable.

(d) Exhibits.

99.1 Resignation letter Mr. Jacob Easdale

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 07, 2021	PREDICTIVE TECHNOLOGY GROUP, INC.

By /s/ Bradley Robinson
Chief Executive Officer / Director

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